Exhibit 4.1

URANIUM ENERGY CORP.

as the Issuer,

and

TRANSFER ONLINE, INC.

as the Trustee.

________________________________

INDENTURE

Dated as of ◆

________________________________

- i -

- ii -

- iii -

__________

- iv -

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a)(1)	6.08(a)
(a)(2)	6.08(a)
(b)	6.09
(c)	Not Applicable
311 (a)	6.05
(b)	6.05
(c)	Not Applicable
312 (a)	7.05
(b)	7.03
(c)	7.03
313 (a)	7.04
(b)	7.04
(c)	7.04
(d)	7.05
314 (a)	7.05
(a)(4)	10.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(d)	Not Applicable
(e)	1.02
(f)	Not Applicable
315 (a)	6.02
(b)	6.01
(c)	6.02
(d)	6.02
(e)	5.15
316 (a)(last sentence)	1.01 ("Outstanding")
(a)(1)(A)	5.12
(a)(1)(B)	5.02, 5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(e)
317 (a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318 (a)	1.16

            Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

__________

- v -

URANIUM ENERGY CORP.

FORM OF INDENTURE

            INDENTURE, dated as of ◆ , between URANIUM ENERGY CORP., a corporation duly existing under the laws of Nevada (herein called the "Company"), having its principal office at 1111 West Hastings Street, Suite 320, Vancouver, British Columbia, Canada V6E 2J3 and TRANSFER ONLINE, INC., a corporation duly existing under the laws of State of Oregon (herein called the "Trustee"), having its principal office at 512 SE Salmon Street, Portland, Oregon 97214.

RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series as in this Indenture provided.

            This Indenture is subject to the provisions of Trust Indenture Legislation (as defined below) that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01               Definitions

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)       the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)       all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in Section 311 of the Trust Indenture Act, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(3)       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

(4)       the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)       "or" is not exclusive;

(6)       words implying any gender shall apply to all genders; and

(7)       the words Subsection, Section and Article refer to the Subsections, Sections and Articles, respectively, of this Indenture unless otherwise noted.

(8)       "include", "includes" or "including" means include, includes or including, in each case, without limitation.

Certain terms, used principally in Article Three, are defined in that Article.

"accelerated indebtedness" has the meaning specified in Section 6.01.

"Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

"Additional Amounts" has the meaning specified in Section 11.05.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 7.12 to act on behalf of the Trustee to authenticate Securities.

"Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

"Base Currency" has the meaning specified in Section 1.14.

"Bearer Security" means any Security except a Registered Security.

"Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

"Board Resolution" means a copy of a resolution certified by the Chief Financial Officer or the Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Branch Register" has the meaning specified in Section 3.05.

"Branch Security Registrar" has the meaning specified in Section 3.05.

"Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, any day other than Saturday, Sunday or any other day on which the offices of the Trustee are closed.

"calculation period" has the meaning specified in Section 3.11.

"Capital Lease Obligation" means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such person in accordance with GAAP.

"Capital Stock" in any Person means any and all shares, interests, partnership interests, participations or other equivalents however designated in the equity interest in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

"Central Register" has the meaning specified in Section 3.05.

"Central Security Registrar" has the meaning specified in Section 3.05.

"Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Common Depositary" has the meaning specified in Section 3.04.

"Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

"Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Executive Chairman of the Board of Directors, the President, the Chief Executive Officer, or the Chief Operating Officer, or if two or more persons share such office any one of such persons, and by the Chief Financial Officer or the Corporate Secretary of the Company, or if two or more persons share such office any one of such persons, and delivered to the Trustee.

"Corporate Trust Office" means the principal corporate trust office of the Trustee, or the principal corporate trust office of any successor Trustee, at which at any particular time its corporate trust business may be administered, such an office on the date of execution of this Indenture of the Trustee is located at 512 SE Salmon Street, Portland, Oregon 97214.

"corporation" includes corporations, associations, companies and business trusts.

"coupon" means any interest coupon appertaining to a Bearer Security.

"covenant defeasance" has the meaning specified in Section 15.03.

"Currency" means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Defaulted Interest" has the meaning specified in Section 3.07.

"defeasance" has the meaning specified in Section 15.02.

"Depositary" means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Securities, the Depositary Trust Company, or any successor thereto, or any other Person designated as Depositary by the Company pursuant to Section 3.05 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Securities of that series.

"Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

"Euro" means the single currency of the participating member states from time to time of the European Union described in legislation of the European Counsel for the operation of a single unified European currency (whether known as the Euro or otherwise).

"Event of Default" has the meaning specified in Section 6.01.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Exchange Date" has the meaning specified in Section 3.04.

"Exchange" means the NYSE Amex equities exchange and any other securities exchange or automated quotation system upon which the Securities are or become listed or quoted.

"Excluded Holder" has the meaning specified in Section 11.05.

"Extension Notice" has the meaning specified in Section 3.08.

"Extension Period" has the meaning specified in Section 3.08.

"Final Maturity" has the meaning specified in Section 3.08.

"First Currency" has the meaning specified in Section 1.15.

"Foreign Currency" means any Currency other than Currency of the United States.

"GAAP" means generally accepted accounting principles in the United States in effect from time to time.

"Government Obligations" means, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depositary receipt.

"Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

"Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

"Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

"interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

"Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

"Judgment Currency" has the meaning specified in Section 1.14.

"Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) but not including any security interest in respect of a lease which is not a Capital Lease Obligation and provided that such term shall not include any encumbrance that may be deemed to arise solely as a result of entering into an agreement, not in violation of the terms of this Indenture, to sell or otherwise transfer assets or Property.

"mandatory sinking fund payment" has the meaning specified in Section 13.01.

"Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

"Non-Recourse Debt" means indebtedness to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refinancings of such indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such indebtedness is limited in all circumstances to the assets created, developed, constructed or acquired in respect of which such indebtedness has been incurred and to the receivables, inventory, equipment, chattels payable, contracts, intangibles and other assets, rights or collateral connected with the assets created, developed, constructed or acquired and to which such lender has recourse.

"Notice of Default" has the meaning specified in Section 6.01.

"Officers' Certificate" means a certificate, which shall comply with this Indenture, signed by the Executive Chairman of the Board of Directors, the President, the Chief Executive Officer, or the Chief Operating Officer, or if two or more persons share such office any one of such persons, and by the Chief Financial Officer or the Corporate Secretary of the Company, or if two or more persons share such office any one of such persons, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company.

"Optional Reset Date" has the meaning specified in Section 3.07.

"optional sinking fund payment" has the meaning specified in Section 13.01.

"Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

"Original Stated Maturity" has the meaning specified in Section 3.08.

"Other Currency" has the meaning specified in Section 1.15.

"Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)       Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)       Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)       Securities, except to the extent provided in Section 15.02 and Section 15.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(d)       Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to them that such Securities are held by a protected purchaser (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officers' Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

"Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company. Such Person, at the responsibility of the Company, must be able to make payment in the currency of the issued Security.

"Person" means any individual, corporation, body corporate, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Place of Payment" means, when used with respect to the Securities of or within any series, each place where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Section 3.01 and Section 11.02.

"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

"rate(s) of exchange" has the meaning specified in Section 1.14.

"Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price", when used with respect to any Security to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture, plus accrued and unpaid interest thereon to the Redemption Date.

"Registered Security" means any Security registered in the Security Register.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 3.01.

"Repayment Date" means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

"Repayment Price" means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

"Reset Notice" has the meaning specified in Section 3.07.

"Responsible Officer", when used with respect to the Trustee, means any vice president, secretary, any assistant secretary, treasurer, any assistant treasurer, any senior trust officer, any trust officer, the controller within the corporate trust administration division of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

"Senior Default" means (i) any default or event of default under any instrument creating any Senior Indebtedness, or (ii) any event which would, with giving of notice, lapse of time, or both, or subject to any other condition subsequent to such event, constitute such a default or event of default.

"Senior Indebtedness" means:

(a)       all indebtedness of the Company in respect of borrowed money, other than:

(i)       indebtedness evidenced by the Securities; and

(ii)      indebtedness which, by the terms of the instrument creating or evidencing the same, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Securities;

(b)       all obligations of the Company for the reimbursement of amounts paid pursuant to any letter of credit, banker's acceptance or similar credit transaction; and

(c)       all obligations of the type referred to in paragraphs (a) through (b) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise,

and, for greater certainty, Senior Indebtedness will include all indebtedness of the Company for borrowed money which is outstanding as at the date hereof.

"Shareholders' Equity" means the aggregate amount of shareholders' equity of the Company as shown on the most recent audited annual consolidated balance sheet of the Company and computed in accordance with GAAP.

"Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 3.07.

"Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 3.08.

"Subsequent Interest Period" has the meaning specified in Section 3.07.

"Subsidiary" means, any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock or partnership, joint venture, limited liability company, association, company or business trust interests.

"Trust Indenture Act" or "TIA" means the United States Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 10.05.

"Trust Indenture Legislation" means, at any time, the provisions of the Trust Indenture Act and regulations thereunder, in each case, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at such time in force and applicable to this Indenture or the Company or the Trustee.

"Trustee" means Transfer Online, Inc.

"UCC" means the New York uniform commercial code in effect from time to time.

"U.S. Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

"U.S. Taxes" has the meaning specified in Section 11.05.

"United States" means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

"United States person" means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if (A) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

"Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the time that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

"Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 1.02               Compliance Certificates and Opinions

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, to the extent required by the Trust Indenture Act, an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, if requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 11.04) shall include:

(1)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Section 1.03               Form of Documents Delivered to Trustee

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, a certificate of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Any certificate or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04               Acts of Holders

(a)       Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Sixteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 16.06.

(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deem sufficient.

(c)       The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)       The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner that the Trustee deem sufficient.

(e)       If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Legislation, including TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f)       Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05               Notices, etc. to Trustee and Company

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)       the Trustee, by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, Facsimile No. (503) 227-6874; or

(2)       the Company, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and faxed or mailed, first-class postage prepaid or personally delivered, to the Company, Attention: Chief Financial Officer, Facsimile No: (361) 888-5041, or such other officer or facsimile number as the Company may designate on written notice to the Trustee, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06               Notice to Holders; Waiver

            Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

            In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

            Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 3.01, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of the first such publication.

            In case, by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause, it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

            Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07               Effect of Headings and Table of Contents

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08               Successors and Assigns

            All covenants and agreements in this Indenture by the Company and the Trustee shall bind their successors and assigns, whether so expressed or not.

Section 1.09               Severability Clause

            In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10             Benefits of Indenture

            Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture. Subject to Section 1.16, at all times in relation to this Indenture and any action to be taken hereunder, the Company and the Trustee each shall observe and comply with Trust Indenture Legislation and the Company, the Trustee and each Holder of a Security shall be entitled to the benefits of Trust Indenture Legislation.

Section 1.11             Governing Law

            This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each of the Trustee and the Company agrees to comply with all provisions of Trust Indenture Legislation applicable to or binding upon it in connection with this Indenture and any action to be taken hereunder. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 1.12             Legal Holidays

            In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment or other location contemplated hereunder, then (notwithstanding any other provision of this Indenture or of any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment or other location contemplated hereunder on such date, but may be made on the next succeeding Business Day at such Place of Payment or other location contemplated hereunder with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Section 1.13             Agent for Service; Submission to Jurisdiction; Waiver of Immunities

            By the execution and delivery of this Indenture, the Company (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York, 1001 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any federal or New York State court located in The Borough of Manhattan, The City of New York, or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to the Company, attention: Chief Financial Officer, at its principal office at 1111 West Hastings Street, Suite 320, Vancouver, British Columbia, Canada V6E 2J3, as specified in Section 1.05 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.

            To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

            The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding arising out of or relating to this Indenture or the Securities in any federal or state court in the State of New York, The Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 1.14             Conversion of Currency

(a)       The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture:

(i)       If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "Judgment Currency") an amount due or contingently due in any other currency under the Securities of any series and this Indenture (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)      If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b)       In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Base Currency due or contingently due under the Securities and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up, and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)       The obligations contained in Subsections (a)(ii) and (b) of this Section shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or its liquidator. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

The term "rate(s) of exchange" shall mean the noon rate of exchange quoted by the Bank of Canada as may be designated in writing by the Company to the Trustee from time to time, on the relevant date for purchases of the Base Currency with the Judgment Currency and includes any premiums and costs of exchange payable. The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section.

Section 1.15               Currency Equivalent

            Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the Currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the Currency of any other relevant nation (the "Other Currency") which is required to purchase such amount in the First Currency at the Bank of Canada noon rate as reported by Telerate on screen 3194 (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) on the date of determination.

Section 1.16               Conflict with Trust Indenture Legislation

            If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Trust Indenture Legislation, such mandatory requirement shall control. If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, through operation of Section 318(c) thereof, such duties shall control.

Section 1.17               Incorporators, Shareholders, Officers and Directors of the Company Exempt from Individual Liability

            No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

ARTICLE TWO
SECURITIES FORMS

Section 2.01               Forms Generally

            The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If the forms of Securities or coupons of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or the Chief Financial Officer of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities or coupons. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

            Unless otherwise specified as contemplated by Section 3.01, Bearer Securities shall have interest coupons attached.

            The Trustee's certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

            The definitive Securities and coupons shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities or coupons.

Section 2.02               Form of Trustee's Certificate of Authentication

            Subject to Section 7.12, the Trustee's certificate of authentication shall be in substantially the following form:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

(Certificate of Authentication may be executed by the Trustee)

Dated: ____________

            Transfer Online, Inc., as Trustee, certifies that this is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Transfer Online, Inc., as Trustee

By:
                    Authorized Officer

Section 2.03               Securities Issuable in Global Form

            If Securities of or within a series are issuable in global form, as specified and contemplated by Section 3.01, then, notwithstanding clause (10) of Section 3.01, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

            The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

            Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

            Notwithstanding the provisions of Section 3.09 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, the Depositary.

ARTICLE THREE
THE SECURITIES

Section 3.01               Amount Unlimited; Issuable in Series

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

            The Securities may be issued in one or more series and may be denominated and payable in Dollars or any Foreign Currency. The principal amount of any series of Securities may be increased and issued under this Indenture. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (19) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1)       the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(2)       the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 10.06, Section 12.07 or Section 14.05);

(3)       the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other Person and the nature and priority of any security;

(4)       the percentage or percentages of principal amount at which the Securities of the series will be issued;

(5)       the date or dates, or the method by which such date or dates will be determined or extended, on which the Securities of the series may be issued and the date, or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(6)       the rate or rates at which the Securities of the series shall bear interest (whether fixed or variable), if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of 12 30-day months;

(7)       the place or places, if any, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, where any Registered Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 1.05, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(8)       the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(9)       the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(10)     if other than denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any Registered Securities of the series shall be issuable and, if other than denominations of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

(11)     if other than the Trustee, the identity of each Security Registrar and/or Paying Agent, as satisfactory to the Trustee;

(12)     if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02 or the method by which such portion shall be determined;

(13)     if other than Dollars, the Currency in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto;

(14)     whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(15)     the applicability, if any, of Section 15.02 and/or Section 15.03 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fifteen that shall be applicable to the Securities of the series;

(16)     provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(17)     any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 11.08) of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(18)     whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05, whether Registered Securities of the series may be exchanged for Bearer Securities of the series (if permitted by applicable laws and regulations), whether Bearer Securities of the series may be exchanged for Registered Securities of such series, and the circumstances under which and the place or places where any such exchanges may be made and, if Securities of the series are to be issuable in global form, the identity of any initial depositary therefor;

(19)     the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(18)     the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04;

(21)     if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(19)     if the Securities of the series are to be issued upon the exercise of warrants or subscription receipts, the time, manner and place for such Securities to be authenticated and delivered;

(20)     whether, under what circumstances and the Currency in which the Company will pay Additional Amounts as contemplated by Section 11.05 on the Securities of the series to any Holder which is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(21)     if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(22)     the applicability, if any, of Section 11.05 and Section 12.08 to such Securities;

(23)     if other than The Depositary Trust Company, the Person designated as the Depositary with respect to the Securities of such series;

(24)     provisions as to modification, amendment or variation of any rights or terms attaching to the Securities; and

(28)     any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of Trust Indenture Legislation or the provisions of this Indenture).

            All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

            If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

Section 3.02               Denominations

            The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series, other than the Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000 and any integral multiples thereof.

Section 3.03               Execution, Authentication, Delivery and Dating

            The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer together with the Corporate Secretary of the Company. If two or more persons share such office any one of such persons may. The signature of any of these officers on the Securities or coupons may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

            Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series together with any coupon appertaining thereto, executed by the Company to the applicable Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the applicable Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 3.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.

            In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Trust Indenture Legislation and TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1)       that the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(2)       that the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(3)       that such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons;

(4)       that all laws and requirements in respect of the execution and delivery by the Company of such Securities, any coupons and of the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and any coupons and the execution and delivery of the supplemental indentures, if any, by the Trustee will not violate the terms of the Indenture;

(5)       that the Company has the corporate power to issue such Securities and any coupons, and has duly taken all necessary corporate action with respect to such issuance; and

(6)       that the issuance of such Securities and any coupons will not contravene the articles of incorporation or continuance, or such other constating documents then in effect, if any, or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company is bound.

            Notwithstanding the provisions of Section 3.01 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

            The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

            Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.01.

            No Security or coupon shall entitle a Holder to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never entitle a Holder to the benefits of this Indenture.

Section 3.04               Temporary Securities

            Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

            Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

            If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the office of a depositary or common depositary (the "Common Depositary") or the Depositary, as applicable, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

            Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by the Depositary as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date, each in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 3.01); and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 3.03.

            Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs the Depositary to request such exchange on his behalf and delivers to the Depositary a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of the Depositary, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of the Depositary.

            Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to the Depositary on such Interest Payment Date upon delivery by the Depositary to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 3.01), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to the Depositary a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of the third paragraph of Section 3.03 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by the Depositary and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 11.03.

Section 3.05               Registration, Registration of Transfer and Exchange

            So long as required by Trust Indenture Legislation, the Company shall cause to be kept at the Corporate Trust Offices of the Trustee a register for each series of Securities(the registers maintained in the Corporate Trust Offices of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Central Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Holders of Registered Securities and of transfers of Registered Securities. The Central Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Central Register shall be open to inspection by the Trustee. The Company will cause the particulars of each such issue, exchange or transfer of Securities to be recorded in the Central Register. The Company hereby appoints the Trustee as the Central Registrar and Transfer Agent for the Securities. If permitted by Trust Indenture Legislation, the Company may appoint a Person other than the Company or a trust corporation registered under the Trust and Loan Companies Act, S.C. 1991, c. 45 as the Central Securities Registrar; provided that, no such removal or replacement shall be effective until a successor Central Security Registrar with respect to such series of Registered Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be the Central Securities Registrar with respect to a series of Securities, it shall have the right to examine the Central Register for such series at all reasonable times. There shall be only one Central Securities Register for such series of Securities.

            The Company may, subject to the consent of the Trustee, also cause to be maintained a branch register (a "Branch Register") or Branch Registers of Holders of Securities in accordance with Section 11.02 in the same manner and containing the same information with respect to each entry contained therein as contained in the Central Register. A copy of every entry in a Branch Register shall, promptly after the entry is made, be transmitted to the Central Security Registrar. If there is a conflict between the information contained in the Central Register and the information contained in the Branch Register, the information contained in the Central Register shall prevail. The Central Register together with each Branch Register are collectively referred to herein as the "Security Register". At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Company may appoint from time to time one or more branch security registrars ("Branch Security Registrars") and may from time to time rescind any such appointment. The Central Security Registrar together with each Branch Security Registrar are collectively referred to herein as the "Security Registrar".

            Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

            At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 3.01, Bearer Securities may not be issued in exchange for Registered Securities. The Trustee shall update the Register, or, if the Trustee is not the Authenticating Agent, the Trustee shall immediately provide a copy of the newly Authenticated Security to the Central Registrar so that the Register may be updated.

            If (but only if) expressly permitted in or pursuant to the applicable Board Resolution and (subject to Section 3.03) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.01, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at the office of the Trustee, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

            Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as contemplated by Section 3.01 and provided that any applicable notice provided in the permanent global Security shall have been given to the Company, the Trustee and the Common Depositary, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof. The Trustee shall promptly provide to the Common Depositary (or other applicable Depositary) a replacement global Security in the aggregate principal amount of the global Security not being so exchanged. The Trustee shall note the exchange on the register for such Securities. Notwithstanding the foregoing, no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided, further, that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

            Transfers of global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. If at any time the Depositary of a series notifies the Company that it is unwilling, unable or no longer qualifies to continue as Depositary of such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor depositary with respect to the Securities for such series. If a successor to the Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company's election pursuant to Section 3.01 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive, registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

            The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive, registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

            Interests of a beneficial owner in global Securities may also be transferred or exchanged for definitive Securities if, after the occurrence of an Event of Default with respect to such Securities, and while such Event of Default is continuing, such owner notifies the Trustee in writing that it wishes to receive a Security in definitive, registered form and provides to the Trustee evidence reasonably satisfactory to the Trustee of its ownership interest in such Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive, registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

            Upon the exchange of a global Security for Securities in definitive registered form, such global Security shall be cancelled by the Trustee. Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar or applicable securities transfer industry practices) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            Any registration of transfer or exchange of Securities may be subject to service charges by the Central Securities Registrar and the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, Section 10.06, Section 12.07 or Section 14.05 not involving any transfer.

            The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series in definitive form during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 12.03 or Section 13.03 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, (C) if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security in definitive form so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security in definitive form which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 3.06               Mutilated, Destroyed, Lost and Stolen Securities

            If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, or, in case any such mutilated Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, pay such Security or coupon. If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security, surety or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a protected purchaser (as defined in Article 8 of the UCC), the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security for which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

            Notwithstanding the provisions of the previous paragraph, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and the Holders of such Security shall be entitled to all the benefits of this Indenture equally and proportionately with the Holders of any and all other Securities of that series and their coupons, if any, duly issued hereunder.

            The provisions of this Section as amended or supplemented pursuant to this Indenture with respect to particular securities or generally are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 3.07               Payment of Principal; Premium; Interest; Interest Rights Preserved; Optional Interest Reset

(a)       Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, principal of, and premium, if any, and interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date or other date in which the principal of, and premium, if any, is payable shall be paid by the Paying Agent to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such principal, premium or interest, as the case may be, at the office or agency of the Company maintained for such purpose pursuant to Section 11.02; provided, however, that each installment of principal of, and premium, if any, and interest, if any, on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.09, to the address of such Person as it appears on the Security Register or (ii) transfer to an account located in the United States maintained by the payee of a Holder of $2.0 million or more in aggregate principal amount of such Securities (with wire transfer instructions provided to the Trustee not less than 15 days prior to payment of interest by wire transfer). The Paying Agent shall confirm in writing to the Trustee upon payment having been made to Holders of Securities within five days.

Unless otherwise provided as contemplated by Section 3.01, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to the Depositary with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting the Depositary to credit the interest, if any, received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") must be paid by the Company as provided for in either clause (1) or (2), at the Company's election:

(i)       The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)      The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)       The provisions of this Subsection may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.01). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an "Optional Reset Date"). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of any such Security a notice (the "Reset Notice") indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or the spread or spread multiplier, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08               Optional Extension of Stated Maturity

            The provisions of this Section 3.08 may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.01). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the "Original Stated Maturity"). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

            Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

            If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

Section 3.09               Persons Deemed Owners

            Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.05 and Section 3.07) interest, if any, on such Security and for all other purposes whatsoever (other than the payment of Additional Amounts, if any), whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupons be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

            The Depositary for Securities may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever (other than the payment of Additional Amounts, if any). None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

Section 3.10             Cancellation

            All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All securities and coupons so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

Section 3.11             Computation of Interest

            Except as otherwise specified as contemplated by Section 3.01 with respect to any Securities, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.12             Currency of Payments in Respect of Securities

            Payment of the principal of (and premium, if any) and interest, if any, on any Registered or Bearer Security will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable.

ARTICLE FOUR
SATISFACTION AND DISCHARGE

Section 4.01               Satisfaction and Discharge of Indenture

            This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Section 11.05) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when:

(1)       either:

(a)       all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 12.06, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 11.03) have been delivered to the Trustee for cancellation; or

(b)       all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i)       have become due and payable, or

(ii)      will become due and payable at their Stated Maturity within one year, or

(iii)     if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), interest, if any, and Additional Amounts, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)       the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)       the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Trustee to any Authenticating Agent under Section 7.12 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 11.03 shall survive.

Section 4.02               Application of Trust Money

            Subject to the provisions of the last paragraph of Section 11.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE
SUBORDINATION OF THE SECURITIES

Section 5.01               Agreement to Subordinate

            The Company covenants and agrees, and each Holder of Securities, by its acceptance thereof, likewise agrees, that the payment of the principal of, premium, if any, and interest on the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

Section 5.02               Distribution on Insolvency or Winding-Up

            In the event of any Senior Default or in the event that proceedings are commenced by or against the Company as a result of its insolvency or in the event of the liquidation or winding-up of the Company or if proceedings are commenced which effect a reorganization, arrangement, or compromise of debt of the Company:

(1)       the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof, the premium, if any, and the interest due thereon (including interest accruing after the commencement of any such proceeding at the rate specified in the instrument or agreement evidencing the Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before the Holders are entitled to receive any payment upon the principal of, premium, if any, and interest on indebtedness evidenced by the Securities;

(2)       any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled except for the provisions of this Article 5 shall be paid by the Person making such payment or distribution, whether the liquidator, agent or other agent or a trustee in bankruptcy or a receiver or otherwise, directly to the holders of Senior Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness in respect thereof;

(3)       in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the holders of such Senior Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness in respect thereof; and

(4)       any payments or distributions paid over to the holders of Senior Indebtedness pursuant to Section 5.02(c) and not applied in reduction of the amounts owing to the Holders hereunder shall be deemed not to have discharged any of the obligations of the Company hereunder (and, to the extent that by operation of applicable law they are treated as doing so, the Company covenants to indemnify the Holders on demand from and against any loss suffered or incurred by them in consequence thereof).

            Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders shall be entitled to call for and rely upon a certificate, addressed to the Trustee or to the Holders, of the Person making any such payment or distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

Section 5.03               Subrogation of the Securities

            Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of assets of the Company in respect of and on account of Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the Holders but for the provisions of this Article 5, until the principal of, premium, if any, and interest on the Securities shall be paid in full. No payment or distribution of assets of the Company to the Holders which would be payable or distributable to the holders of Senior Indebtedness pursuant to this Article shall, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holders, be deemed to be a payment by the Company to or on account of the Holders, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and its creditors (other than the holders of Senior Indebtedness and the Holders), the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5, of the holders of Senior Indebtedness upon the exercise of any such remedy.

Section 5.04               No Payment to Holders if Senior Indebtedness Due or in Default or Commencement of Proceedings

(a)       Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as hereinafter otherwise provided, all principal of, premium, if any, and interest on all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment on account of principal of, premium, if any, and interest on the Securities is made.

(b)       Upon the occurrence of any Senior Default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by payment of principal or interest, purchase of Securities, redemption or otherwise) shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities. In the event that, notwithstanding the foregoing, the Company shall make any payment of principal of, premium, if any, or interest on the Securities after the happening of such a default, then, except as hereinafter otherwise provided, unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and if and when such Senior Indebtedness shall have become due and payable shall be paid over to, the holders of the Senior Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness in respect thereof.

(c)       The fact that any payment which is required to be made pursuant to this Indenture or the Securities is prohibited by this Section 5.04 shall not prevent the failure to make such payment from being an Event of Default hereunder.

(d)       The Company shall not grant and the Trustee and the Holders shall not be entitled to receive any mortgage, charge, hypothec, assignment, pledge or other security interest against any of the property, assets or undertaking of the Company or any of its Subsidiaries or Affiliates without the prior written consent of the holders of the Senior Indebtedness (other than trade creditors).

(e)       Upon any default by the Company under this Indenture, the occurrence of any Event of Default or any Senior Default, neither the Trustee nor any Holder shall be entitled to take or commence any action, suit, remedy or proceedings (whether judicial or extra-judicial and including, without limitation, any action contemplated by Article 6) against the Company or any of its property, assets or undertaking to collect or enforce payment of the principal and interest on the Securities or any other amounts owing under this Indenture or to enforce the performance of any other covenant or obligation of the Company under this Indenture or the Securities (including, without limitation, any action or proceeding for the payment of any principal of or interest on the Securities, the appointment of a liquidator or receiver of the Company or any of its property, assets or undertaking for the winding up of the Company) unless and until the Senior Indebtedness has been paid in full; provided however that the foregoing shall in no way prohibit, restrict or prevent the Trustee from filing proofs of claim in any bankruptcy, reorganization or insolvency proceedings commenced by or against the Company by any Person other than the Trustee or a Holder or taking steps in accordance with any subordination or postponement agreement entered into by the Trustee on their own behalf or on behalf of the Holders as contemplated by Section 5.10.

Section 5.05               Payment of Securities Permitted

(a)       Subject always to Section 5.10, nothing contained in this Indenture or in any of the Securities shall prevent the Company at any time from making payments of the principal of, premium, if any on, or interest on the Securities provided that no such payments will be made if a Senior Default has occurred unless and until such default has been cured or waived or has ceased to exist.

(b)       Until written notice shall be given to the Trustee by the Company or on behalf of any holder of any Senior Indebtedness of the occurrence of any Senior Default or of the existence of any other facts which would have the result that any payment with respect to the Securities would be in contravention of the provisions of this Article 5, the Trustee shall be entitled to assume that no such default has occurred, or that no such facts exist; and nothing in this Indenture shall prevent the Trustee, prior to receipt of such notice, from applying any moneys received by it pursuant to this Indenture prior to the receipt by it of such written notice, to the purposes for which the same were received, notwithstanding the occurrence or continuance of a default with respect to, or the existence of such facts with respect to, such Senior Indebtedness.

Section 5.06               Subordination Not to be Impaired

            No right of any present or future holder of any Senior Indebtedness of the Company to enforce the subordination provided for in this Article shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 5.07               Obligations Created by Article 5

            Each of the Company and the Trustee agrees, and each Holder of Securities, by its acceptance thereof, likewise agrees, that:

(a)       the provisions of this Article 5 are an inducement and consideration to each holder of Senior Indebtedness to give or continue credit to the Company or others or to acquire Senior Indebtedness;

(b)       each holder of Senior Indebtedness may accept the benefit of this Article 5 on the terms and conditions set forth in this Article 5 by giving or continuing credit to the Company or others or by acquiring Senior Indebtedness, in each case without notice to the Trustee or any Holder and without establishing actual reliance on this Article 5; and

(c)       each obligation created by this Article 5 is created for the benefit of the holders of Senior Indebtedness and is hereby declared to be created in trust for those holders by the Company, the Trustee and each Holder of Securities and shall be binding on the Company, the Trustee and each Holder of Securities whether or not the confirmation described in Section 5.10 is requested, executed or delivered.

Section 5.08               No Set-Off

            Each of the Company and the Trustee agrees, and each Holder of Securities, by its acceptance thereof, likewise agrees, that it shall have no rights of set-off or counterclaim with respect to the principal of, premium, if any, and interest on the Securities at any time when any payment of, or in respect of, such amounts to the Trustee or the Holders is prohibited by this Article 5 or is otherwise required to be paid to the holders of Senior Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear.

Section 5.09               Amendments to Article 5

            Each of the Company and the Trustee agrees, and each Holder of Securities, by its acceptance thereof, likewise agrees, not to make any changes to (i) this Article 5, (ii) the definitions of Senior Indebtedness or Senior Default, or (iii) any other provision of this Indenture that makes reference to this Article 5 or any provision of this Article 5, without the consent of each holder of Senior Indebtedness (other than trade creditors), or their representative or the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued.

Section 5.10             Authorization to Trustee to Effect Subordination

            Each Holder of Securities, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effect the subordination provided for in this Article 5 and to acknowledge and confirm such subordination to any holder of Senior Indebtedness and appoints the Trustee its attorney-in-fact for any and all such purposes, including confirmations that the holder or holders of any Senior Indebtedness are entitled to all the rights and benefits of this Article 5 and that such holder of Senior Indebtedness may rely on and enforce each of the terms of this Indenture including, without limitation, of this Article 5. Forthwith upon the request of any holder of Senior Indebtedness or its representative or the trustee under any indenture under which any instruments evidencing any Senior Indebtedness may have been issued, the Trustee shall execute and deliver to the Person making that request a form of such confirmation or, with the advice of Counsel, any such subordination agreement, on its own behalf and on behalf of all Holders.

ARTICLE SIX
REMEDIES

Section 6.01               Events of Default

            "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to a supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such series pursuant to Section 3.01 of this Indenture:

(1)       default in the payment of any interest (including Additional Amounts) due on any Security of that series, or any related coupon (including Additional Amounts), when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

(2)       default in the payment of the principal (or premium, if any), or any Additional Amounts in respect of any Security of that series at its Maturity; or

(3)       default in the deposit of any sinking fund or analogous payment when due by the terms of any Security of that series and Article Thirteen; or

(4)       default in the performance, or breach, of any covenant or agreement of the Company in this Indenture which affects or is applicable to the Securities of that series, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(5)       if an event of default (as defined in any indenture or instrument under which the Company or any Subsidiary has at the time of this Indenture or shall thereafter have outstanding any indebtedness) shall have occurred and be continuing, or the Company or any Subsidiary shall have failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay shall have resulted in indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $15,000,000 and 2% of Shareholders' Equity shall be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the "accelerated indebtedness"), and such acceleration shall not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then

(a)       the accelerated indebtedness shall be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it shall not be considered an Event of Default for purposes of this Indenture until 30 days after such indebtedness has been accelerated, or

(b)       if the accelerated indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (i) if such accelerated indebtedness is, by its terms, Non-Recourse Debt to the Company or a Subsidiary, it shall not be considered an Event of Default for purposes of this Indenture; or (ii) if such accelerated indebtedness is recourse to the Company or a Subsidiary, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay or event of default shall be applicable together with an additional seven days before being considered an Event of Default for purposes of this Indenture; or

(6)       the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under or subject to the U.S. Federal Bankruptcy Code or any other federal, provincial, state or foreign bankruptcy, insolvency or analogous laws, or the issuance of a sequestration order or the (appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or in receipt of any substantial part of the property of the Company, and any such decree, order or appointment continues unstayed and in effect for a period of 90 consecutive days; or

(7)       the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under or subject to the U.S. Federal Bankruptcy Code or any other federal, provincial, state or foreign bankruptcy, insolvency or analogous laws or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking by it of corporate action in furtherance of any of the aforesaid purposes; or

(8)       any other Event of Default provided with respect to Securities of that series.

Section 6.02               Acceleration of Maturity; Rescission and Annulment

            If an Event of Default described in clause (1), (2), (3), (4), (5), or (8) of Section 6.01 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series and all interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default specified in Section 6.01(6) or 6.01(7) occurs and is continuing, then the principal amount of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)       the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable,

(a)       all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be) and any related coupons;

(b)       all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Securities;

(c)       to the extent that payment of such interest is legally enforceable, interest on overdue interest at the rate or rates prescribed therefor in such Securities; and

(d)       all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, their agents and counsel; and

(2)       all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

            No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03               Collection of Debt and Suits for Enforcement by Trustee

            The Company covenants that if:

(1)       default is made in the payment of any installment of interest on any Security and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days; or

(2)       default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof;

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, their agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, each of the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

            If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04               Trustee May File Proofs of Claim

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)       to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05               Trustee May Enforce Claims Without Possession of Securities

            All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 6.06               Application of Money Collected

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account or principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:	to the payment of all amounts due the Trustee under Section 7.07;
Second:

to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, respectively; and

Third:	the balance, if any, to the Person or Persons entitled thereto.

Section 6.07               Limitation on Suits

            No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)       such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)       the Holders of not less than 25% in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (5), or (8) of Section 6.01, or, in the case of any Event of Default described in clause (6) or (7) of Section 6.01, the Holders of not less than 25% in principal amount of all Outstanding Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in their own names as Trustee hereunder;

(3)       such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)       the Trustee for 60 days after their receipt of such notice, request and offer of indemnity have failed to institute any such proceeding; and

(5)       no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (5), or (8) of Section 6.01, or in the case of any Event of Default described in clause (6) or (7) of Section 6.01, by the Holders of a majority or more in principal amount of all Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2), (3), (4), (5) or (8) of Section 6.01, or of Holders of all Securities in the case of any Event of Default described in clause (6) or (7) of Section 6.01, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2), (3), (4), (5) or (8) of Section 6.01, or of Holders of all Securities in the case of any Event of Default described in clause (6) or (7) of Section 6.01.

Section 6.08               Unconditional Right of Holders to Receive Principal, Premium and Interest

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Security, of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on, such Security or payment of such coupon on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and subject to the limitations on a Holder's ability to institute suit contained Section 6.07, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09               Restoration of Rights and Remedies

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10             Rights and Remedies Cumulative

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11             Delay or Omission Not Waiver

            No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12             Control by Holders

            With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under clause (1), (2), (3), (4), (5) or (8) of Section 6.01, and, with respect to all Securities, the Holders of not less than a majority in principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, not relating to or arising under clause (1), (2), (3), (4), (5) or (8) of Section 6.01, provided that in each case:

(1)       such direction shall not be in conflict with any rule of law or with this Indenture;

(2)       the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)       the Trustee need not take any action which might involve them in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting.

Section 6.13             Waiver of Past Defaults

            Subject to Section 6.02, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default described in clause (1), (2), (3), (4), (5) or (8) of Section 6.01 (or, in the case of a default described in clause (6) or (7) of Section 6.01, the Holders of not less than a majority in principal amount of all Outstanding Securities may waive any such past default), and its consequences, except a default:

(1)       in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security or any related coupon; or

(2)       in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each outstanding Security of such series affected.

            Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.14               Waiver of Stay or Extension Laws

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.15               Undertaking for Costs

            In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in Trust Indenture Legislation; provided, however, that neither this Section nor the provisions of Section 315(e) of the Trust Indenture Act shall apply to any suit instituted by the Trustee or by any Holder or group of Holders holding more than 10% in principal amount of all Outstanding Securities or by any Holder of any Security on any suit for the enforcement of the right to receive the principal of and interest (including any Additional Amounts) on any such Securities.

ARTICLE SEVEN
THE TRUSTEE

Section 7.01               Notice of Defaults

            Within a reasonable time, but no more than 30 days after the Trustee has knowledge of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Trust Indenture Legislation, including TIA Section 313(c), notice to the Holders of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived (and, in the case where such Default shall have been cured, the Trustee shall notify the Holders in writing of such cure in writing within a reasonable time, but not exceeding 30 days, after the Trustee has become aware that the Default has been cured); provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series and any related coupons and so advises the Company in writing; and provided further that in the case of any Default of the character specified in Section 6.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 7.02               Certain Duties and Responsibilities of Trustee

(a)       The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Securities of any series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee.

(b)       In all instances, in the exercise of the powers and discharge of obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Holders and exercise the care, diligence and skill that a reasonably prudent trustee in respect of indentures for the purpose of issuing corporate debt obligations would exercise in comparable circumstances.

(c)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own actions or failure to act in accordance with Section 7.02(b), except that:

(i)       prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)       the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)       in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and Trust Indenture Legislation; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(ii)      the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(iii)     none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal or any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers; and

(iv)      whether or not therein expressly so provided, except to the extent expressly provided herein to the contrary, every provision of this Indenture relating to the conduct or effecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.03               Certain Rights of Trustee

            Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)       the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties;

(2)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

(4)       the Trustee may consult with counsel and the written advice of such counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon;

(5)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

(6)       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)       in an Event of Default, the Trustee's powers shall not be infringed upon so long as it acts in accordance with Section 7.02(b);

(8)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by the Trustee hereunder; and

(9)       the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon the Trustee by this Indenture so long as it acts in accordance with Section 7.02(b).

Section 7.04               Trustee Not Responsible for Recitals or Issuance of Securities

            The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee make no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by the Trustee in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof. Nothing herein contained will impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any supplemental indenture. The Trustee shall not be bound to give notice to any person of the execution hereof.

Section 7.05               May Hold Securities

            The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in their individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company, including, without limitation, as a creditor of the Company, with the same rights they would have if they were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent. If the Trustee resigns or is removed, it shall remain subject to TIA Section 311(a) to the extent provided therein.

Section 7.06               Money Held in Trust

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 7.07               Compensation and Reimbursement

            The Company agrees:

(1)       to pay to the Trustee from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); any invoices which remain outstanding for 30 days following the date of invoice shall accrue interest at the then current rate of interest charged by the Trustee to its corporate clients;

(2)       except as otherwise expressly provided herein, to reimburse the Trustee upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's gross negligence, bad faith or willful misconduct; and

(3)       to indemnify the Trustee for, and to hold it and its directors, officers, agents, representatives, successors, assigns and employees harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including reasonable attorneys' fees and other reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

            The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities or any coupons.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(6) or (7), the expenses (including reasonable charges and expense of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable U.S. federal or state bankruptcy, insolvency or other similar law.

            The provisions of this Section shall survive the termination of this Indenture.

Section 7.08               Corporate Trustee Required; Eligibility

(a)       There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)       The Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers set out in this Indenture or otherwise in respect of the premises.

(c)       Neither the Trustee nor any Affiliate of the Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

Section 7.09               Resignation and Removal; Appointment of Successor

(a)       No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.10.

(b)       The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)       The Trustee may be removed following thirty days notice with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)       If at any time:

(i)       the Trustee shall acquire any conflicting interest as defined in TIA Section 310(b) and fail to comply with the provisions of TIA Section 310(b)(i); or

(ii)      the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(iii)     the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(iv)      the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee.

(e)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)       The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 7.10             Acceptance of Appointment by Successor

(a)       In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)       In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute any such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of Securities issued pursuant to this Indenture, the terms "Indenture" and "Securities" shall have the meanings specified in the provisions to the respective definitions of those terms in Section 1.01 which contemplate such situation.

(c)       Upon reasonable request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)       No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.11               Merger, Conversion, Consolidation or Succession to Business

            Any corporation into which the Trustee or its corporate trust business may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of such Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12               Appointment of Authenticating Agent

            At any time when any of the Securities remain outstanding, the Trustee may appoint an Authenticating Agent or Agents, with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or any province thereof, authorized under such laws to act as Authenticating Agent, and subject to supervision or examination by U.S. federal or state or Canadian federal or provincial authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.07.

            If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

(Certificate of Authentication may be executed by the Trustee)

            Transfer Online, Inc., as Trustee, certifies that this is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

            Dated: ____________

Transfer Online, Inc.,
as Trustee

By: ________________________________
                  As Authenticating Agent

By: ________________________________
                  Authorized Officer

Section 7.13                Reserved

Section 7.14                Other Rights of the Trustee

            The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to all parties provided (i) that such Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to such Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

            The parties hereto acknowledge that Canadian federal and provincial legislation addressing the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company, prior to transferring, or causing to be transferred, personal information to the Trustee, shall obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have been previously given and can be relied on or are not required under Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees to (i) have designated a chief privacy officer; (ii) maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent and direction of the Company; (iv) not sell or otherwise improperly disclose personal information to any third party; and (v) use employee administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft or unauthorized access, use or modification.

            It is expressly acknowledged and agreed that the Trustee may, in the course of providing services hereunder, collect or receive, use and disclose financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(1)       to provide the services required under this Indenture and other services that may be requested from time to time;

(2)       to help the Trustee manage its servicing relationships with such individuals;

(3)       to meet the Trustee's legal and regulatory requirements; and

(4)       if social insurance numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

            Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures. Notwithstanding anything to the contrary herein, the Company and the Trustee may, without liability, disclose information about the Holders and Beneficial Owners or Potential Holders or Beneficial Owners of the Securities pursuant to subpoena or other order issued by a court of competent jurisdiction or when otherwise required by applicable law.

            Unless otherwise notified, the Trustee shall be entitled to assume that all payments have been made by the Company as required under this Indenture.

            The Trustee may assume for the purposes of this Indenture that any address on the register of the Holders of the Securities is the holder's actual address and is also determinative as to residency.

            The Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Securities provided such issue, exercise or transfer, as the case may be, is effected in accordance with the terms of this Indenture. The Trustee shall be entitled to process all transfers of Securities upon the presumption that such transfers are permissible pursuant to all applicable laws and regulatory requirements. The Trustee shall have no obligation to ensure that legends appearing on the Securities certificates comply with regulatory requirements or securities laws of any applicable jurisdiction.

            Except as provided in this Indenture, the Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture; such document must not require the exercise of any discretion or independent judgment.

            The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be holders, subject to all the terms and conditions herein set forth.

Section 7.15                Third Party Interests

            Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to held by the Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

ARTICLE EIGHT
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 8.01                  Company to Furnish Trustee Names and Addresses of Holders

            The Company will furnish or cause to be furnished to the Trustee (1) not more than 15 days after each Regular Record Date, or such lesser time as required by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of Holders as of such Regular Record Date; provided, however, that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company or at such times as the Trustee is acting as Security Registrar for the applicable series of Securities and (2) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 8.02                  Preservation of List of Names and Addresses of Holders

            The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 8.01 and as to the names and addresses of Holders received by the Trustee in its capacity as Security Registrar for the applicable series of Securities (if acting in such capacity).

            The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

            Holders may communicate as provided in TIA Section 312(b) with other Holders with respect to their rights under this Indenture or under the Securities.

Section 8.03                  Disclosure of Names and Addresses of Holders

            Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 8.04                  Reports by Trustee

(a)       Within 60 days after May 15 of each year commencing with the first year after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date, if required by Section 313(a) of the Trust Indenture Act.

(b)       The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(c)       A copy of such report shall, at the time of such transmission to the Holders, be filed by the Trustee with the Company (Attention: Chief Financial Officer), with each securities exchange upon which any of the Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when the Securities become listed on any securities exchange.

Section 8.05                  Reports by the Company

(a)       The Company will file with the Trustee, within 20 days after the Company files or furnishes them with the Commission, copies of the Company's annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file or furnish with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

Notwithstanding that the Company may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will continue to provide the Trustee:

• within 20 days after the time periods required for the filing or furnishing of such forms by the Commission, annual reports on Form 10-K or any successor form, quarterly reports on Form 10-Q or any successor form and current reports on Form 8-K or any successor form; and

(b)       the Company will transmit to all Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraph (1) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE NINE
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01                Company May Consolidate, etc., only on Certain Terms

            The Company shall not amalgamate or consolidate with or merge into or enter into any statutory arrangement with any other Person, or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

(1)       the Person formed by or continuing from such amalgamation or consolidation or into which the Company is merged or with which it enters into such statutory arrangement or the Person which acquires by operation of law or by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust organized and validly existing under the laws of Canada or any province or territory thereof, the United States of America or any state thereof or the District of Columbia or, if such amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of Holders, any other country, and, unless the Company is the continuing corporation, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of (and premium, if any), and interest, if any, on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)       immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing; and

(3)       the Company or such Person shall have delivered to the Trustee an officers' Certificate and an opinion of Counsel, each stating that such amalgamation, statutory arrangement, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

            This Section 9.01 shall only apply to a merger, consolidation or amalgamation in which the Company is not the surviving Person and to conveyances, leases and transfers by the Company as transferor or lessor.

Section 9.02                  Successor Person Substituted

            Upon any amalgamation or consolidation by the Company with or merger by the Company into any other corporation or a statutory arrangement or any conveyance, transfer or lease all or substantially all of the properties and assets of the Company to any Person in accordance with Section 9.01, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or statutory arrangement, or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 9.01), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and the coupons and may be dissolved and liquidated.

ARTICLE TEN
SUPPLEMENTAL INDENTURES

Section 10.01                Supplemental Indentures Without Consent of Holders

            Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)       to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2)       to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)       to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(4)       to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(5)       to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security which is Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)       to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(7)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.10; or

(8)       to close this Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series and any related coupons in any material respect; or

(9)       to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01, 15.02 and 15.03; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of securities in any material respect; or

(10)   to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under any applicable law of the United States and Canada or of any province or territory thereof to the extent they do not conflict with the applicable law of the United States heretofore or hereafter enacted.

Section 10.02                Supplemental Indentures with Consent of Holders

            With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series,

(1)       change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security of such series, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Company to pay Additional Amounts contemplated by Section 11.05 (except as contemplated by Section 9.01 and permitted by Section 10.01), or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.04, or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change any Place of Payment where, or the Currency in which, any Security of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 3.01 herein, or

(2)       reduce the percentage in principal amount of the Outstanding Securities of such series required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 16.04 for quorum or voting with respect to Securities of such series, or

(3)       modify any of the provisions of this Section, Section 6.13 or Section 11.08, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series.

            A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03                Execution of Supplemental Indentures

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.02, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 10.04                Effect of Supplemental Indentures

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05                Conformity with Trust Indenture Legislation

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of Trust Indenture Legislation as then in effect.

Section 10.06                Reference in Securities to Supplemental Indentures

            Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities of such series.

Section 10.07                Notice of Supplemental Indentures

            Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.02, the Company shall give notice thereof to the Holders of each outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE ELEVEN
COVENANTS

Section 11.01                Payment of Principal, Premium, if any, and Interest

            The Company covenants and agrees for the benefit of the Holders of each series of Securities and any related coupons that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest installments due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

Section 11.02                Maintenance of Office or Agency

(a)       If the Securities of a series are issuable as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and, if the Securities of a series are also issuable as Bearer Securities, where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in this Section 11.02.

(b)       If Securities of a series are issuable as Bearer Securities, the Company will maintain (i) an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise) (ii) subject to any laws or regulations applicable thereto, in a Place of Payment for that series, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that, if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any required city located outside the United States so long as the Securities of that series are listed on such exchange and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where Securities of that series that are convertible and exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

(c)       The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of any series and the related coupons may be presented and surrendered for payment at the offices specified in the Security and the Company hereby appoints the same as its agents to receive such respective presentations, surrenders, notices and demands.

(d)       The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 3.01 with respect to a series of Securities, the Company hereby provides that it shall serve as Paying Agent.

Section 11.03                Money for Securities Payments to Be Held in Trust

            If the Company shall at any time act as its own Paying Agent with respect to any series of Securities and any related coupons, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable sufficient to pay the principal of (or premium, if any) or interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, at least three Business Days in advance of the due date of the principal of (or premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is such Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)       hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)       give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Securities of such series; and

(3)       at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

            Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series, or any coupon appertaining thereto, and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 11.04                Statement as to Compliance

            The Company shall deliver to the Trustee, on or before 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the activities of the Company during such fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto). The Company shall deliver to the Trustee upon demand evidence in such form as the Trustee may require as to compliance by the Company with any condition or covenant of the Company set out herein relating to any action required or permitted to be taken by the Company under this Indenture or as a result of any obligation imposed by this Indenture. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 11.05                Additional Amounts

            If specified pursuant to Section 3.01, all payments made by or on behalf of the Company under or with respect to the Securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the U.S. Government or by any authority or agency therein or thereof having power to tax ("U.S. Taxes"), unless the Company is required to withhold or deduct U.S. Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of U.S. Taxes from any payment made under or with respect to the Securities, the Company will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount the Holder would have received if such U.S. Taxes had not been withheld or deducted (a similar payment will also be made to each Holder, other than excluded holders (as defined herein), that is exempt from withholding but required to pay tax under the Internal Revenue Code of 1986, as amended (the "Code") directly on amounts otherwise subject to withholding): provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") if the Holder or the beneficial owner of some or all of the payment to the Holder (i) does not deal at arm's length with the Company (for purposes of the Code) at the time of the making of such payment, (ii) is subject to such U.S. Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such U.S. Taxes, (iii) is subject to such U.S. Taxes by reason of its being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the U.S. otherwise than by the mere holding of Securities or the receipt of payments thereunder, or (iv) is subject to such U.S. Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of its legal nature. The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Company to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. The Company will furnish to the Holders subject to withholding or deduction, within 60 days after the date the payment of any U.S. Taxes is due pursuant to applicable law, certified copies of tax receipts or other satisfactory evidence of such payment by the Company.

            Promptly following the Company becoming aware that the Company will be obligated to pay Additional Amounts with respect to a payment hereunder, the Company will deliver to the Trustee and to any Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable. References in this Indenture to interest, principal or other payments made or to be made by the Company with respect to the Securities shall be deemed also to refer to the payment of Additional Amounts provided for in Section 3.01 that may be payable in respect thereof.

            The provisions of this Section 11.05 shall survive any termination, defeasance or discharge of this Indenture.

Section 11.06                Payment of Taxes and Other Claims

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any property or assets of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 11.07                Corporate Existence

            Subject to Article Nine, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 11.08                Waiver of Certain Covenants

            The Company may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Section 11.06 and Section 11.07, or, as specified pursuant to Section 3.01(17) for Securities of such series, in any covenants of the Company added to this Article pursuant to Section 3.01(16) or Section 3.01(17) in connection with Securities of such series, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of any series, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE TWELVE
REDEMPTION OF SECURITIES

Section 12.01                Applicability of Article

            Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 12.02                Election to Redeem; Notice to Trustee

            The election of the Company to redeem any securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 12.03. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish to the Trustee an Officers' Certificate evidencing compliance with such restriction.

Section 12.03                Selection by Trustee of Securities to Be Redeemed

            If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3.01.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 12.04                Notice of Redemption

            Except as otherwise specified as contemplated by Section 3.01, notice of redemption shall be given in the manner provided for in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. Failure to give notice in the manner provided in Section 1.06 to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

            All notices of redemption shall state:

(1)       the Redemption Date,

(2)       the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 12.06, if any,

(3)       if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)       in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)       that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 12.06 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6)       the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)       that the redemption is for a sinking fund, if such is the case,

(8)       that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the Redemption Date or the amount of any such missing coupon or coupons will be deducted from the Redemption Price unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished, and

(9)       if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on such Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 12.05                Deposit of Redemption Price

            At least three Business Days prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.03) an amount of money in the Currency in which the Securities of such series are payable sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date.

Section 12.06                Securities Payable on Redemption Date

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that interest represented by coupons shall be payable, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons; and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

            If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of original Issue Discount Securities) set forth in such Security.

Section 12.07                Securities Redeemed in Part

            Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Thirteen) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 12.08                Tax Redemption

            If specified pursuant to Section 3.01, the Securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if in regard to the Securities (1) the Company determines that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the U.S. or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified pursuant to Section 3.01, if any date is so specified, the Company has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 11.05 or (b) on or after a date specified pursuant to Section 3.01, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the U.S. or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the opinion of Counsel to the Company, will result in the Company becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Security of such series and (2) in any such case, the Company in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

            In the event that the Company elects to redeem the Securities pursuant to the provisions set forth in the preceding paragraph, the Company shall deliver to the Trustee a certificate, signed by an authorized officer, stating that the Company is entitled to redeem the Securities pursuant to their terms.

ARTICLE THIRTEEN
SINKING FUNDS

Section 13.01                Applicability of Article

            Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

            The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 13.02                Satisfaction of Sinking Fund Payments with Securities

            Subject to Section 13.03, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company together in the case of any Bearer Securities of such series with all un-matured coupons appertaining thereto, and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 13.03                Redemption of Securities for Sinking Fund

            Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 13.02 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series.

            Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 13.02 and without the right to make any optional sinking fund payment, if any, with respect to such series.

            Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 12.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 12.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 12.06 and Section 12.07.

            Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.03) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

            Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by the Company) not in excess of the principal amount thereof.

ARTICLE FOURTEEN
REPAYMENT AT OPTION OF HOLDERS

Section 14.01                Applicability of Article

            Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 14.02                Repayment of Securities

            Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that at least three Business Days prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.03) an amount of money in the Currency in which the Securities of such series are payable sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 14.03                Exercise of Option

            Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the "Option to Elect Repayment" form on the reverse of such Security duly completed by the Holder (or by the Holder's attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

Section 14.04                When Securities Presented for Repayment Become Due and Payable

            If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable, unless otherwise specified pursuant to Section 3.01, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

            If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 14.02 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

            If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 14.05                Securities Repaid in Part

            Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FIFTEEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 15.01                Company's Option to Effect Defeasance or Covenant Defeasance

            Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, the provisions of this Article shall apply to each series of Securities, and the Company may, at its option, effect defeasance (as defined below) of the Securities of or within a series under Section 15.02, or covenant defeasance (as defined below) of or within a series under Section 15.03 in accordance with the terms of such Securities and in accordance with this Article.

Section 15.02                Defeasance and Discharge

            Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any related coupons on the date the conditions set forth in Section 15.04 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any related coupons, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 15.05 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and any related coupons and this Indenture insofar as such Securities and any related coupons are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any related coupons to receive, solely from the trust fund described in Section 15.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any related coupons when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 11.02 and 11.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 11.05, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 15.03 with respect to such Securities and any related coupons.

Section 15.03                Covenant Defeasance

            Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Section 11.06 and Section 11.07, and, if specified pursuant to Section 3.01, its obligations under any other covenant, with respect to such Outstanding Securities and any related coupons on and after the date the conditions set forth in Section 15.04 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any related coupons shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such outstanding Securities and any related coupons, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clauses (4), (5) or (9) of Section 6.01 or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any related coupons shall be unaffected thereby.

Section 15.04                Conditions to Defeasance or Covenant Defeasance

            The following shall be the conditions to application of either Section 15.02 or Section Section 15.03 to any Outstanding Securities of or within a series and any related coupons:

(1)       The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.08 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any related coupons, (A) an amount (in such Currency in which such Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities and any related coupons, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any related coupons, and (iii) all amounts due the Trustee under Section 7.07; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities and any related coupons. Before such a deposit, the Company may give to the Trustee, in accordance with Section 12.02 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Twelve hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2)       No Default or Event of Default with respect to such Securities or any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as clauses (7) and (8) of Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)       Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(4)       In the case of an election under Section 15.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any related coupons will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)       In the case of an election under Section 15.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6)       The Company shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance, as applicable, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Securities include Holders who are not resident in Canada).

(7)       The Company is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(8)       Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 3.01.

(9)       The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, relating to either the defeasance under Section 15.02 or the covenant defeasance under Section 15.03 (as the case may be), have been complied with.

Section 15.05                Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

            Subject to the provisions of the last paragraph of Section 11.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section, the "Trustee") pursuant to Section 15.04 in respect of such Outstanding Securities and any related coupons shall be held in trust and applied by such Trustee, in accordance with the provisions of such Securities and any related coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as such Trustee may determine, to the Holders of such Securities and any related coupons of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify such Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 15.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any related coupons.

            Anything in this Article to the contrary notwithstanding, such Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 15.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to such Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 15.06                Reinstatement

            If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 15.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to Section 15.02 or Section 15.03, as the case may be, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with Section 15.05; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security or any related coupon following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities and any related coupons to receive such payment from the money held by such Trustee or Paying Agent.

ARTICLE SIXTEEN
MEETINGS OF HOLDERS OF SECURITIES

Section 16.01                Purposes for Which Meetings May Be Called

            If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 16.02                Call, Notice and Place of Meetings

(1)       The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 16.01, to be held at such time and at such place in The City of New York, in Toronto or in Vancouver as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 1.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)       In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 16.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in Vancouver for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (1) of this Section.

Section 16.03                Persons Entitled to Vote at Meetings

            To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and their counsel and any representatives of the Company and its counsel.

Section 16.04                Quorum; Action

            The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 16.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Securities of such series which shall constitute a quorum.

            Subject to the foregoing, at the reconvening of any meeting adjourned for lack of a quorum the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

            Except as limited by the proviso to Section 10.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the outstanding Securities of such series who have casted their votes; provided, however, that, except as limited by the proviso to Section 10.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of such series.

            Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

            Notwithstanding the foregoing provisions of this Section, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(1)       there shall be no minimum quorum requirement for such meeting; and

(2)       the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 16.05                Determination of Voting Rights; Conduct and Adjournment of Meetings

(a)       Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as the Trustee may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as the Trustee shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxyholder shall be proved in the manner specified in Section 1.04 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxyholders, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)       The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 16.02, in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)       At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him (determined as specified in the definition of "Outstanding" in Section 1.01); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or a proxy.

(d)       Any meeting of Holders of Securities of any series duly called pursuant to Section 16.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 16.06                Counting Votes and Recording Action of Meetings

            The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers, if any, of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 16.02 and, if applicable, Section 16.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 16.07                Waiver of Jury Trial

            Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

Section 16.08                Counterparts

            This Indenture may be executed in any number of counterparts (either by facsimile or by original manual signature), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

URANIUM ENERGY CORP.

By:_________________________________
Name:______________________________
Title:_______________________________

TRANSFER ONLINE, INC.
As Trustee

By:_________________________________
Name:______________________________
Title:_______________________________

__________

EXHIBIT A

FORMS OF CERTIFICATION

Refer to the materials attached hereto.

__________

EXHIBIT A-1

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

URANIUM ENERGY CORP.

_____% Notes due _________________

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by any person(s) that is not a citizen or resident of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury Regulations provide otherwise; any estate whose income is subject to United States Federal income tax regardless of its source or; a trust if (A) a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (B) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person ("United States persons(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States. Treasury Regulation Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Uranium Energy Corp. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

            As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

            We undertake to advise you promptly in writing on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certificate excepts and does not relate to U.S. $__________ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent global security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

            We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:___________________
[To be dated no earlier than
the 15th day prior to (i) the
Exchange Date or (ii) the
relevant Interest Payment Date
occurring prior to the
Exchange Date, applicable]

[Name of Person Making Certification]

By:_________________________________
Name:______________________________
Title:_______________________________

__________

EXHIBIT A-2

FORM OF CERTIFICATE TO BE GIVEN BY THE DEPOSITARY IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

URANIUM ENERGY CORP.

____% Notes due ________________

            This is to certify that based solely on written certifications that we have receive in writing, by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, U.S. $__________ principal amount of the above-captioned Securities (i) is owned by any person(s) that is not a citizen or resident of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury Regulations provide otherwise; any estate whose income is subject to United States Federal income tax regardless of its source or; a trust if (A) a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (B) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulation Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Uranium Energy Corp. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

            As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

            We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member organizations to the effect that the statements made by such Member organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

            We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:____________________
[To be dated no earlier than
the 15th day prior to (i) the
Exchange Date or (ii) the
relevant Interest Payment Date
occurring prior to the
Exchange Date, applicable]

[Insert name of Depositary]

By:_________________________________
Name:______________________________
Title:_______________________________

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